SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, D.C. 20549

                FORM 8-K

             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
    Securities Exchange Act of 1934


   Date of Report: February 15, 2000




      ALPHA HOSPITALITY CORPORATION

 (Exact name of Registrant as specified in its charter)





         Delaware                        1-12522                 13-3714474

(State or other jurisdiction        (Commission File No.)        (Employer
      of incorporation)                                     Identification No.)









12 East 49th Street, 24th Floor, New York, New York                   10017
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (212) 750-3500

Item 5.       Other Events

              On February 8, 2000, the Company sold 4,000 shares of its 7% Convertible Series D Preferred Stock ("Preferred Stock") to an institutional investor for an aggregate price of $4,000,000. The Preferred Stock is convertible into shares of the Company's common stock at a conversion price of the lesser of $6.00 per share or a price based upon the prevailing market price of the Company's common stock, subject to a maximum issuance of 3,300,000 shares upon conversion of the Preferred Stock and payment of dividends owing on the Preferred Stock, taken together. The Preferred Stock was issued through a private placement, however, the Company has undertaken to register, for resale by the holders of the Preferred Stock, the shares, which may be acquired upon the conversion of the Preferred Stock under the Securities Act of 1933.





Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (C) Exhibits

              1.  Form of Securities Purchase Agreement
              2.  Form of Certificate of Designations of Series D
                       Preferred Stock
              3.  Form of Registration Rights Agreement




               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 15, 2000 ALPHA HOSPITALITY CORPORATION
                                 (Registrant)


                            By: /s/ Robert Steenhuisen
                            Robert Steenhuisen
                            Chief Accounting Officer

Exhibit 10(ar)





      SECURITIES PURCHASE AGREEMENT


                 between


      ALPHA HOSPITALITY CORPORATION


                   and




               dated as of


             February 8, 2000

                   SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT (this
"Agreement"), dated as of February 8, 2000, between
ALPHA HOSPITALITY CORPORATION, a Delaware
corporation (the "Company"), and                            , a bank
organized under the laws of                                      (the
"Purchaser").

          W I T N E S S E T H :

                  WHEREAS, the Company proposes to issue and sell an aggregate of 4,000 shares (the "Preferred Shares") of the Company's Series D Preferred Stock (the "Series D Shares") on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the Purchaser desires to purchase the Preferred Shares from the Company on such basis, on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Preferred Shares will be
convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to the Certificate of Designations for the Series D Shares (the "Series D Designation"), the form of which is annexed hereto as Exhibit A, and the registered holders of the Preferred Shares will have registration rights with respect to such shares of Common Stock and/or, if applicable, other securities issuable upon conversion of the Preferred Shares (such shares of Common Stock and/or, if applicable, other securities the "Conversion Shares") pursuant to the terms of the Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement");

                  NOW THEREFORE, in consideration of the
premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                ARTICLE I

DEFINITIONS

                  SECTION 1.01.  Certain Definitions.  For
purposes of this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equiva-lents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

                  "Closing" has the meaning set forth in Section 2.02.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Material Adverse Effect" has the meaning set forth in Section 3.01.

                  "Person" means an individual or a corporation, part-nership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental
Authority or other entity of any kind.

                  "SEC Reports" means, collectively, the Company's Annual Report on Form 10-K for the year ended December
31, 1998 and the Company's Quarterly Reports on Form
10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement and the
Series D Designation.

                  "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities
Act.

                  "U.S. Person" has the meaning ascribed to such term in Rule 902(o) of Regulation S under the Securities
Act.

                  "Year 2000 Compliant" means, with respect to a Person's information technology, the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

               ARTICLE II

           SALE AND PURCHASE

                  SECTION 2.01.  Agreement to Sell and to
Purchase; Purchase Price. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, 4,000 Preferred Shares at an aggregate purchase price of $4,000,000, payable in immediately available funds (the
"Purchase Price").

                  SECTION 2.02. Closing. The closing of the sale and purchase of the Preferred Shares (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) (a) the Company shall deliver to the Purchaser evidence of the filing of the Series
D Designation with, and the acceptance thereof by, the Secretary of State of the State of Delaware and (b) the Company shall execute, issue and deliver certificates evidencing the Preferred Shares to the Purchaser in such denominations as the Purchaser shall reasonably request;
(ii) the Purchaser shall pay the Purchase Price by wire transfer to the account designated by the Company in writing prior to the Closing; (iii) the Company shall pay the expenses set forth in Section 6.02 hereof by wire transfer to the account designated by the Purchaser in writing prior to the Closing; provided that, if the Purchaser so elects, such expenses may be netted against payment of the Purchase
Price pursuant to clause (ii) above; (iv) the Company and the Purchaser shall execute and deliver the Registration
Rights Agreement; (v) the Company shall deliver to the Purchaser a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Preferred Shares and the reservation and issuance of the Conversion Shares upon conversion of the Preferred
Shares), which authorization shall be in full force and effect on and as of the date of such certificate, and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; (vi) Parker Duryee Rosoff & Haft, a professional corporation, counsel to the Company, shall deliver to the Purchaser an opinion, dated the date of the Closing and addressed to the Purchaser, in form and substance acceptable to the Purchaser; and (vii) the Company shall have delivered to the Purchaser documentation executed by Bryanston Group, Inc.
("Bryanston") and the Company in the form attached as Exhibit B hereto.


              ARTICLE III

 REPRESENTATIONS AND WARRANTIES OF THE
                COMPANY

                  As a material inducement to the Purchaser to purchase the Preferred Shares, the Company hereby represents and warrants to the Purchaser that on and as of the date hereof:

                  SECTION 3.01.  Organization and Standing.
Except as disclosed in Schedule 3.01, the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and as, to the extent described therein, described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, and to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

                  SECTION 3.02. Securities of the Company. The authorized Capital Stock of the Company consists of the securities set forth on Schedule 3.02. Except as set forth in the SEC Reports or disclosed in Schedule 3.02, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. All of the outstanding shares of Capital
Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Preferred Shares and all of the Conversion Shares have been duly and validly authorized.
When issued against payment therefor as provided in this Agreement, the Preferred Shares will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). When issued upon conversion of the Preferred Shares, the Conversion
Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than as created by or through the Purchaser). A sufficient number of shares of Common
Stock has been duly reserved and will remain available for issuance upon conversion of the Preferred Shares. Except as set forth in the SEC Reports or as set forth in Schedule 3.02, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind binding on the Company. Neither the issuance of the Preferred Shares nor the issuance of the Conversion Shares is subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law or as set forth in Schedule 3.02, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's Certificate of Incorporation, by-laws or other documents. Except as provided herein or by the Transaction Documents or as set forth in Schedule 3.02, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

                  SECTION 3.03. Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights Agreement, has the corporate power and authority to direct an officer or officers of the Company to execute the Series D
Designation and file it with the Secretary of State of the State of Delaware and has the corporate power and authority to perform the terms and provisions of the Series
D Designation, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of this Agreement and the Registration Rights
Agreement and has taken all necessary corporate action to authorize and direct an officer or officers of the Company to execute the Series D Designation and file it with the Secretary of State of the State of Delaware and to consummate the transactions contemplated by each of such Transaction Documents to be performed by it. No other corporate proceedings on the part of the Company are necessary, and no consent of the shareholders of the Company is required, for the valid execution and delivery by the Company of this Agreement and the Registration
Rights Agreement and the execution of the Series D
Designation and filing thereof with the Secretary of State of the State of Delaware by an officer or officers of the Company and the performance and consummation by the Company of the transactions contemplated by each of the Transaction Documents to be performed by the Company.
The Company has duly executed and delivered or concurrently herewith is executing and delivering, each of this Agreement and the Registration Rights Agreement and an officer or officers of the Company have executed the Series D Designation and have filed it (or caused it to be filed) with the Secretary of State of the State of Delaware. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Purchaser, this
Agreement, the Registration Rights Agreement, and the
Series D Designation constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with each of its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 3.04.  No Violation; Consents.

                  (a) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default (which has not been irrevocably waived (except as set forth in Schedule 3.04) or consented to) or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.
Schedule 3.04 sets forth all violations, breaches and defaults that are referred to in the parenthetical in clause
(ii) above which have been irrevocably waived (except as set forth in Schedule 3.04) or consented to.

                  (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental
Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (other than the filing of the Series D Certificate with the Secretary of State of the State of Delaware and the registration of the resale of the Conversion Shares with the SEC and pursuant to any state "blue sky" laws as contemplated by the Registration Rights Agreement) except for those consents or authorizations previously obtained and those filings previously made.

                  SECTION 3.05. Securities Act Representations. The Company has not offered or sold and will not offer or sell any Series D Shares in this offering other than the Preferred Shares. Assuming the accuracy of the Purchaser's representations pursuant to Section 4.02 hereof, the sale of the Preferred Shares hereunder is, and the issuance of the Conversion Shares upon conversion of the Preferred Shares will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares or Conversion Shares. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the Preferred Shares to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement
(as defined in the Registration Rights Agreement).  The
Company has not provided the Purchaser with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to engaging in the transaction contemplated by the Transaction Documents but that has not been so disclosed.

                  SECTION 3.06. Solvency; No Default. (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the Closing will be, Solvent (as defined below). "Solvent" means that, as of the date of determination, (i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

                  (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default
(which has not otherwise been irrevocably waived (except as set forth in Schedule 3.04) or consented to) under or in violation (which has not otherwise been irrevocably waived (except as set forth in Schedule 3.04) or consented
to) of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.07.  No Brokers.  No broker, finder,
agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

                  SECTION 3.08.  SEC Reports; Financial
Condition; No Adverse Changes. (a) The audited consolidated financial statements of the Company and the related notes thereto as at December 31, 1998 reported on by Rothstein & Kass, LLP, independent accountants, copies of which have heretofore been furnished to the Purchaser, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein. The unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows at and for the period ended
September 30, 1999 (such audited and unaudited consolidated financial statements, collectively, the "Financial Statements"), copies of which have heretofore been furnished to the Purchaser and are publicly available, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein, subject to normal year-end adjustments with respect to the September
30, 1999 financial statements. The Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial
Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, during the period from January 1, 1999 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

                  (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or any other contingent liability or obligation (other than amounts that would be remote),
(b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, could reasonably be expected to have a Material Adverse Effect.

                  (c)  Since December 31, 1998, except as set
forth in the SEC Reports, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental
Authority, that has had or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.09. Use of Proceeds; Federal
Regulations. No part of the net proceeds from the sale of the Preferred Shares will be used in a manner which would violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The
Company will not use such proceeds other than for or in connection with the acquisition and development of (a) an off-shore gaming and entertainment enterprise, (b) truck stops in Louisiana and/or (c) other gaming-related business or operation.

                  SECTION 3.10.  Subsidiaries.  As of the date
hereof, the Company has the subsidiaries listed on Exhibit
21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 or as otherwise disclosed in SEC Reports filed subsequent to December 31, 1998.

                  SECTION 3.11.  Year 2000 Compliance.
The Company and its subsidiaries are Year 2000
Compliant. To the knowledge of the Company each of the suppliers, vendors and customers material to the operations of the Company and its subsidiaries is Year 2000
Compliant.

                  SECTION 3.12   No Integrated Offering.
Neither the Company, nor any of its Affiliates, nor to its knowledge any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the offer and sale of the Preferred Shares.

                  SECTION 3.13   No Litigation.  No litigation
or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated that, if determined adversely, would (after taking into consideration any reasonably expected insurance recovery with respect thereto), have a Material Adverse Effect on the Company.

                  SECTION 3.14.  Environmental Matters.  The
Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                  SECTION 3.15.  Intellectual Property.  The
Company (and/or its subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Reports. The
Company has no reason to believe that the intellectual property rights that it (and/or its subsidiaries) owns are invalid or unenforceable or that the use of such intellectual property by the Company (and/or its subsidiaries') infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. The Company has no knowledge of any infringement of its (and/or its subsidiaries) intellectual property by any third party.

                  SECTION 3.16   Insurance.  The Company
and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  SECTION 3.17. Disclosure. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to the Purchaser by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC
Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 1998, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but that has not been so disclosed. The Company hereby acknowledges that the Purchaser is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Preferred Shares and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Preferred Shares and Conversion
Shares or any acquisition of Conversion Shares upon the conversion of the Preferred Shares.

               ARTICLE IV

    REPRESENTATIONS, WARRANTIES AND
       COVENANTS OF THE PURCHASER

                  The Purchaser hereby acknowledges, represents, warrants and covenants to the Company as follows:

                  SECTION 4.01.  Authorization; Enforceability;
No Violations.

                  (a) The Purchaser is a bank, duly organized, validly existing and in good standing under the laws of and has all requisite corporate power and
authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights
Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

                  (b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) the Purchaser's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Purchaser is subject. The Purchaser has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement. Assuming the due execution hereof and thereof by the Company, each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 4.02.  Securities Act Representations;
Legends.          (a) The Purchaser understands that:  (i) the
offering and sale of the Preferred Shares to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Preferred Shares or the Conversion Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

                  (b) The Preferred Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof or of Conversion Shares issuable upon conversion of the Preferred Shares in violation of the Securities Act or any other securities laws that may be applicable.

                  (c) The Purchaser is not an affiliate (as such term is defined in the Securities Act) of the Company.

                  (d) The Purchaser is not a U.S. Person and, at the time the buy order for the Preferred Shares being purchased hereunder was originated, the Purchaser was outside of the United States.

                  (e) The Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Preferred Shares; (ii) believes that its investment in the Preferred Shares is suitable for it based upon its objectives and financial needs, and the Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Preferred Shares; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Preferred Shares or the Conversion Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Stock, and will not, for so long as it owns any Preferred Shares or Conversion Shares, purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

                  (f)  No oral or written statements or
representations have been made to the Purchaser by or on behalf of the Company in connection with the offering and sale of the Preferred Shares hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and the Purchaser is not subscribing for the Preferred Shares as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                  (g)  The Purchaser acknowledges that the
Securities Act restricts the transferability of securities, such as the Preferred Shares and Conversion Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, subject to Section 5.02 hereof, the certificates representing the Preferred Shares and the Conversion Shares will bear a legend in substantially the following form, by which the Purchaser and each subsequent holder of such securities will be bound:

THE SECURITIES REPRESENTED BY THIS
CERTIFICATE (AND AS OF THE DATE OF ORIGINAL
ISSUANCE OF THE SECURITIES REPRESENTED BY
THIS CERTIFICATE, ANY UNDERLYING
SECURITIES) HAVE NOT BEEN REGISTERED
UNDER THE U.S. SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY
OTHER APPLICABLE SECURITIES LAWS AND
HAVE BEEN ISSUED IN RELIANCE UPON AN
EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND
SUCH SECURITIES LAWS.  THE SECURITIES
REPRESENTED BY THIS CERTIFICATE OR ANY
SECURITIES ISSUABLE UPON THE CONVERSION
HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED
OR OTHERWISE TRANSFERRED OTHER THAN (A)
TO ALPHA HOSPITALITY CORPORATION (THE
"COMPANY") OR ANY SUBSIDIARY THEREOF, (B)
PURSUANT TO RULE 144 UNDER THE SECURITIES
ACT,  (C) OUTSIDE THE UNITED STATES IN AN
OFFSHORE TRANSACTION IN COMPLIANCE WITH
RULE 904 UNDER THE SECURITIES ACT, (D)
PURSUANT TO ANY OTHER AVAILABLE
EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT OR (E)
PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE SECURITIES ACT.  THE
HOLDER OF THIS CERTIFICATE AGREES THAT IT
WILL GIVE TO EACH PERSON TO WHOM THIS
SECURITY OR ANY SECURITY ISSUED UPON
CONVERSION HEREOF IS TRANSFERRED (UNLESS
SUCH SECURITY IS TRANSFERRED PURSUANT TO
AN EFFECTIVE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT) A NOTICE
SUBSTANTIALLY TO THE EFFECT OF THIS
LEGEND.  IN CONNECTION WITH ANY PROPOSED
TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D)
ABOVE, THE COMPANY MAY REQUIRE THAT THE
TRANSFEROR FURNISH IT WITH AN OPINION OF
COUNSEL CONFIRMING THAT SUCH TRANSFER IS
BEING MADE PURSUANT TO AN EXEMPTION
FROM, OR IN A TRANSACTION NOT SUBJECT TO,
THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT.  AS USED HEREIN, THE TERMS
"OFFSHORE TRANSACTION" AND "UNITED
STATES" HAVE THE RESPECTIVE MEANINGS
ASSIGNED TO THEM IN REGULATION S

UNDER THE SECURITIES ACT.

                  (h)  The Purchaser acknowledges that as the
Common Stock is currently quoted on a U.S. automated interdealer quotation system, Rule 144A under the Securities Act may not be available with respect to resales of the Preferred Shares or the Conversion Shares.

                  SECTION 4.03.  No Brokers.  No broker, finder,
agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser.

                  SECTION 4.04. No Influence on Business. The Purchaser (whether in its capacity as holder of Preferred Shares and/or Conversion Shares or otherwise) covenants and agrees with the Company that it will not: (a) in any manner exercise or attempt to exercise a controlling influence over the management or policies of the Company or attempt to influence the business activities or decisions or the Company; (b) propose a director or slate of directors to serve on the board of directors of the Company; (c) have or seek to have a representative of the Purchaser be appointed to serve as a director of the Company or participate as an observer at meetings of the board of directors (or committees thereof) or have or seek to have any employee or representative of the Purchaser serve as an officer, agent or employee of the Company; (d) attempt to influence the dividend policies or practices of the Company; (e) solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Company; (f) dispose or threaten to dispose of the Preferred Shares or Conversion Shares to any third party in any manner as a condition to specific action or non-action by the Company; or (g) enter into any joint venture, enterprise or undertaking of any kind with the Company.

                  SECTION 4.05.  Limitations on Resales.
The Purchaser covenants and agrees that it (together with its Affiliates) will not transfer the Preferred Shares to any Person (together with such Person's Affiliates), other than the Company or Affiliates of the Purchaser, in a transaction or series of transactions, in an aggregate principal amount in excess of such principal amount as would be convertible at the date of transfer into in excess of 2% of the issued and outstanding shares of Common Stock of the Company
(based upon the applicable Conversion Price (as defined in the Series D Designation) and number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer and without giving effect to any limitations on conversion set forth in the Series D Designation). The Purchaser further covenants and agrees that it will not knowingly transfer to any Person (together with such Person's Affiliates), other than the Company or Affiliates of the Purchaser, in a transaction or series of transactions, Conversion Shares in an aggregate amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer); in furtherance thereof, the Purchaser covenants and agrees that it shall not during any five (5) consecutive trading days transfer Conversion Shares in secondary market transactions in which the identity of the acquiror is not known to the Purchaser in an amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common
Stock of the Company issued and outstanding on the applicable date of transfer). The Purchaser covenants and agrees that the foregoing transfers to third parties shall be made in bona fide, arms-length transactions and that upon any such transfer, it will not retain the power to control the disposition of the securities transferred or, in the case of Conversion Shares, to direct the voting with respect thereto.


               ARTICLE V

        COVENANTS OF THE COMPANY

                  SECTION 5.01.  Exemption from Registration;
Limitation on Issuance of Securities.

                  (a)  The Company will not make any offer to
sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Preferred Shares hereunder and for the issuance of the Conversion Shares upon conversion of the Preferred Shares from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made. Without limiting the generality of the foregoing, the Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any securities similar in tenor to the Preferred Shares or right to acquire any securities similar in tenor to the Preferred Shares during the period commencing on the date of the Closing and ending one hundred and eighty
(180) days thereafter (preferred stock issued in accordance with subsection (b) below and which is otherwise in compliance with the first sentence of this subsection (a) shall not be deemed to be similar in tenor to the Preferred Shares).

                  (b) In addition to the foregoing limitation on the issuance of securities, for a period commencing on the Closing Date and ending 180 days from the date of effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), (i) the Company shall not issue any securities convertible into shares of Common
Stock unless the conversion price provided therefor represents a premium of at least 20% to the market price of the Company's Common Stock on the date of issuance of such convertible security; provided, however, that (A) the Company may issue up to $3,000,000 aggregate face amount of Parallel Preferred Stock (as defined in the Series
D Designation) and any amount of Senior Preferred Stock
(as defined in the Series D Designation), which Parallel
Preferred Stock and Senior Preferred Stock may provide for a conversion price at less than a 20% premium to the market price of the Company's Common Stock on the date of issuance of such respective Preferred Stock and Senior
Preferred Stock and (B) the Company may issue up to $1,750,000 aggregate stated amount of preferred stock in partial consideration for the acquisition of the business and assets of up to two truck stop operations located in Louisiana, which preferred stock may provide for a conversion price at less than a 20% premium to the market price of the Company's Common Stock on the date of issuance of such preferred stock, (ii) the Company shall not issue (except upon the exercise, exchange or conversion of any security issued prior to the Initial Issuance Date exercisable or exchangeable for, or convertible into, any shares of Common Stock) any shares of Common Stock at a discount of more than (x) 5% in the case of a transaction under the Securities Act and (y) 25% in the case of a private placement, from the closing bid price of the Common Stock on the trading day immediately preceding date of issuance and (iii) neither the Company nor any affiliate shall incur any indebtedness for borrowed money or grant any security interest or lien in or on any of its assets; provided, however, that (A) the Company or any affiliate may incur indebtedness for borrowed money to acquire assets (including pursuant to any equipment, machinery or other leasing transaction or purchase money mortgage), provided that such indebtedness is non-recourse to the Company and such indebtedness may be secured by, and only by, such acquired assets (provided that, in addition to the foregoing, Casino Ventures LLC may incur indebtedness (in an aggregate principal amount not to exceed $4,000,000) for borrowed money and may pledge or lien any of its assets as long as such indebtedness is non-recourse to the Company), (B) the Company may guarantee up to $3,000,000 principal amount (plus accrued and unpaid interest) of indebtedness assumed by one or more affiliates in connection with the acquisition of the business and assets of up to two truck stop operations located in Louisiana and the affiliate(s) of the Company making such acquisition may grant a lien or security interest in its or their assets to secure any financing related to such acquisition (provided such financing is not, except with respect to the aforesaid $3,000,000 principal amount (plus accrued and unpaid interest) recourse to the Company), (C) the Company or any affiliate of the Company may incur indebtedness for borrowed money and may pledge or lien any of its assets in connection with the financing of the development of the Company's or any affiliate's interest in the proposed casino and related projects and operations to be located in the Monticello, New York region.
Notwithstanding the foregoing, the Company shall not be restricted at any time from (i) issuing warrants or options exercisable for shares of Common Stock (pursuant to an employee stock option plan or other similar compensation plan in effect on the date of this Agreement or subsequently adopted by the shareholders of the Company, (ii) issuing
Common Stock to Stanley Tollman in satisfaction of accrued compensation pursuant to the terms disclosed in the SEC Reports or (iii) issuing shares of common stock in lieu of cash dividends on any shares of preferred stock of the Company.

                  SECTION 5.02 Transfer Restrictions. (a) The Purchaser acknowledges that any proposed offer, sale, pledge or other transfer of Preferred Shares or Conversion Shares prior to the date that is two (2) years from the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited.
Accordingly, prior to such passage of time or such registration, the Preferred Shares or the Conversion Shares may be offered, sold, pledged or otherwise transferred only to (i) the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to any other exemption from registration provided by the Securities Act, (iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act; in the case of any transfer pursuant to clause (ii), (iii) or (iv), the Company shall be entitled to receive an opinion of Purchaser's counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition. Any Preferred Shares sold to the Company may not be reissued or resold.

                  (b) The Company agrees to issue certificates representing the Preferred Shares or Conversion Shares without the legend referenced in Section 4.02(a) above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares or Conversion Shares pursuant to Rule 144 (k) under the Securities Act (to the extent applicable), (ii) such Preferred Shares or Conversion
Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company) are able to dispose of such securities publicly without registration under the Act and such legend is no longer required to be included on the certificates representing the Preferred Shares or Conversion Shares or
(iii) such Preferred Shares or Conversion Shares are sold pursuant to an effective registration statement under the Securities Act.

                  (c) In the alternative to physical delivery of certificates for Conversion Shares, if delivery of the Conversion Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through The
Depositary Trust Company ("DTC"), delivery of
Conversion Shares pursuant to such conversion shall, if requested by the Purchaser (or holder of Conversion
Shares), settle by book-entry transfer through DTC by the third trading day following the Date of Conversion (as defined in the Series D Designation). The parties agree to coordinate with DTC to accomplish this objective.

                  SECTION 5.03.  Rules 144; Current
Information. For so long as any Preferred Shares or Conversion Shares are outstanding, the Company will (i) cause its Common Stock to continue to be registered under
Section 12 of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange
Act and will take such further actions as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Preferred Shares and Conversion Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act (to the extent applicable), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish the Purchaser with all reports, proxy statements and registration statements that the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions (unless such documents are available electronically from the Commission or elsewhere without charge and within a period reasonably contemporaneous with the filing thereof with the Commission, in which case such documents need not be provided to the Purchaser). Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with the foregoing requirements.

                  SECTION 5.04.  Reservation of Conversion
Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares in an amount equal to the balance of the Maximum Share Issuance (as defined in the Series D Designation) not then yet issued.

                  SECTION 5.05.  Stock Listing.  The Company
shall endeavor to have the Conversion Shares in an amount equal to the Maximum Share Issuance approved for quotation or listing, prior to issuance, upon the Approved Market (as defined in the Series D Designation) upon which the Common Stock is listed or traded at the time of issuance of such Conversion Shares.

                ARTICLE VI

             MISCELLANEOUS

                  SECTION 6.01. Press Releases and Disclosure. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

                  SECTION 6.02. Expenses. Except as otherwise expressly provided for herein, the Company will pay all of its and all of the Purchaser's expenses (including reasonable attorneys' fees and expenses) in connection with the negotiation of the Transaction Documents and the performance of due diligence by the Purchaser (whether the transactions contemplated hereby are consummated or not) subject to a maximum of $33,000. Such expenses of the Purchaser shall be payable at the Closing and may be netted against the Purchase Price otherwise payable by the Purchaser. In addition to the foregoing, as provided in the Registration Rights Agreement, the Company will also pay all of its and all of the Purchaser's expenses (including reasonable attorneys' fees and expenses) in connection with the review of the Registration Statement contemplated by the Registration Rights Agreement, the conduct of due diligence in connection therewith (including the review of opinions of counsel and comfort letters), and all matters related thereto; the Company agrees to promptly pay such expenses, as incurred by the Purchaser subject to a maximum of $7,500.

                  SECTION 6.03. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Alpha Hospitality Corporation, 12 East 49th Street, New York,
New York 10017, Attention: Thomas Aro, Secretary,
Facsimile No.: (212) 750-5171, with copies (which shall not constitute notice) to: Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, Attention:
Herbert Kozlov, Esq., Facsimile No.: (212) 972-9487; and
(ii) if to the Purchaser:
Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

                  SECTION 6.04.  Entire Agreement.  This
Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

                  SECTION 6.05. Amendment and Waiver.  This
Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 6.06.  Assignment; No Third Party
Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, on the one hand, or the Purchaser, on the other hand, without the prior written consent of the other party hereto; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to any Affiliate of the Purchaser. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

                  SECTION 6.07.  Severability.  This Agreement
shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 6.08.  Further Assurances.  Each party
hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

                  SECTION 6.09. Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

            SECTION 6.10.  GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY,
INTERPRETED UNDER, AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF
THE STATE OF NEW YORK APPLICABLE TO
AGREEMENTS MADE AND TO BE PERFORMED
WITHIN THE STATE OF NEW YORK WITHOUT
GIVING EFFECT TO PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

            SECTION 6.11.  Counterparts.  This
Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                    ALPHA HOSPITALITY CORPORATION


                                By:
                                      Name:
                                       Title:


                                By:
                                       Name:
                                       Title: Authorized Signatory

             Schedule 3.01

              Subsidiaries


Casino Ventures, LLC, which may be deemed a subsidiary of the Company, is a Mississippi limited liability company.

             Schedule 3.02

Capital Stock of the Company as of January 31, 2000

Class                      Shares AuthorizedShares   Issued and Outstanding

Common Stock                75,000,000                       16,923,399

Series A Preferred           5,000,000*                              -0-

Series B Preferred                                              821,496
(conversion ratio-8:1)

Series C Preferred
(conversion ratio-24:1)                                         135,162

Outstanding Options, etc. to purchase shares of Capital
Stock of the Company as of January 31, 2000

847,579 warrants (issued as part of the Company's IPO); an additional 3,805,750 shares of common stock are issuable upon the exercise of outstanding options, warrants and similar rights (including, without limitation, the right granted to Stanley Tollman to convert up to $2,000,000 of deferred compensation into shares of Common Stock at $2.00 per share); 6,571,968 and 3,243,888 shares of
Common Stock issuable upon conversion of the Series B
Preferred Stock and Series C Preferred Stock, respectively.

Pursuant to a letter of intent, the Company has agreed
(subject to certain terms and conditions) to issue up to $1,750,000 of convertible preferred stock.


*5,000,000 shares of "blank check" preferred authorized, without designation as to series.

Restrictions on voting or transfer of shares of the Company's capital stock

None.

             Schedule 3.04

Violations, Breaches, Defaults for which irrevocable waivers or consents have been received

The Company is delinquent in the issuance of shares of Common Stock in lieu of cash dividends accrued on its outstanding Series B and Series C Preferred Stock for 1998 and 1999. Such non-compliance has been waived to the extent that the holders of such Preferred Stock have agreed to the delay by the Company in issuing such shares of Common Stock. Such holders have not, however, waived their entitlement to such shares.

Exhibit 4(e)

      CERTIFICATE OF DESIGNATIONS
 SETTING FORTH THE PREFERENCES, RIGHTS
 AND LIMITATIONS OF SERIES D PREFERRED STOCK
    OF ALPHA HOSPITALITY CORPORATION


        The undersigned officers of
ALPHA HOSPITALITY CORPORATION (the
"Corporation"), a Delaware corporation, DO HEREBY
CERTIFY that, pursuant to the provisions of Sections 151 and 242 of the General Corporation Law of the State of
Delaware:

        1.                  The name of the
Corporation is Alpha Hospitality Corporation and the
Corporation is validly existing and incorporated.

        2.                  On February 7, 2000,
pursuant to authority vested in the Board of Directors by Article FOURTH of the Corporation's Certificate of Incorporation, the Board of Directors established a series of up to 4,000 shares of Series D Preferred Stock of the Corporation, par value $.01 per share, and adopted the following preambles and resolutions with respect to the Certificate of Designations of the Series D Preferred Stock:

WHEREAS, the Corporation desires to create a new series of its Preferred Stock to be designated as "Series D
Preferred Stock";

NOW THEREFORE, it is hereby

RESOLVED, that a new series of the class of authorized preferred stock of the Corporation, designated "Series D
Preferred Stock," be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof shall be as set forth below:

Section 1.  Designation and Amount; Par Value.

The shares of such series shall be designated as "Series D
Preferred Stock" and the number of shares constituting such series shall be 4,000. The par value of each share of the series shall be $.01. Each share of the Series D

Preferred Stock shall have a stated value of $1,000.

Section 2.  Dividends on Series D Preferred Stock.

The Corporation shall pay dividends on the stated value of each share of the Series D Preferred Stock at the rate of 7 % per annum, computed based on a 360-day year consisting of twelve 30-day months; provided that the applicable
dividend rate will permanently increase to 15% per annum
upon the occurrence of the events described in the second paragraph of Section 4(a) below. Dividends shall be cumulative with respect to each share of the Series D Preferred Stock while such share is outstanding. Dividends shall be payable in arrears on the earlier to occur of (i) the date of conversion of a share of the Series D Preferred
Stock into Common Stock (as defined in Section 4 below)
as provided herein and (ii) the Redemption Date (as defined
below).   At the option of the Corporation, dividends may
be payable to the holder of shares of the Series D Preferred Stock registered on the books of the Corporation (the "Holder") in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) provided, and to the extent, that the Maximum Share
Issuance (as defined in Section 4(a) below) shall not have occurred in respect of the shares of Series D Preferred
Stock held by such Holder, the number of full shares of Common Stock that the amount of accrued dividends payable would entitle such Holder to acquire based upon a price per share equal to the Conversion Price (as defined in Section 4(a) below) determined as if the Conversion Date were the date on which such dividends became payable.
The Corporation shall notify the Holder in writing within two (2) business days of the date Notice of Conversion by the Holder is received by the Corporation or five (5) business days prior to the Redemption Date, as applicable, of the form in which the Corporation elects to pay accumulated dividends. In the event the Corporation fails to timely provide such notice, payments of dividends shall be in Common Stock.

Section 3.  Redemption.

        (a)  Redemption Date; Mandatory Redemption
Date.

                  (1)  The "Redemption Date"  shall
        mean, (i) in the case of a mandatory redemption, the Mandatory Redemption Date, (ii) in the case of redemption upon a Redemption Event (as defined below), the date a demand for redemption is made following such Redemption Event, or (iii) in the case of an elective redemption in the event of a Change of Control (as defined below), the time immediately prior to the consummation of the Change of Control Transaction (as defined below).


                  (2)  The "Mandatory Redemption
        Date" shall mean February 8, 2005.

                  (3)    The "Default Redemption
        Date" shall mean the date a demand for redemption is made or deemed to be made following a Redemption Event.

             (b) Mandatory Redemption.  On the
        Mandatory Redemption Date, upon surrender to the Corporation of the Holder's stock certificate representing then outstanding shares of the Series D Preferred Stock (the "Series D Stock Certificates"), the Corporation shall deliver to the Holder, subject to, and only to the extent such conversion is within the limits of, the Maximum Share Issuance and the 9.9% Limitation (as defined in Section 4(a) below), the number of shares of Common Stock determined pursuant to Section 4(a) as if such Mandatory Redemption Date were the Date of Conversion. In the event the Maximum Share Issuance prevents any shares of Series D Preferred Stock from being converted in full, the dividend rate payable on any such remaining outstanding Shares of Series D of Preferred Stock shall permanently increase to 15% per annum, payable in cash in arrears, semi-annually on June 30 and December 31 of each year to the extent such payments in cash are lawful.

             (c)  Other Redemption Provisions.  The
        Series D Preferred Stock may also be redeemed prior to a Change of Control Transaction or following a Redemption Event, as provided elsewhere herein.

        Section 4.  Conversion.

             (a)  Conversion Price; Amount;
Maximum Share Issuance.  Subject to this Section 4, a
Holder has the right to convert shares of the Series D
Preferred Stock, in whole or from time to time in part, into shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"). The price at which the Holder may convert shares of the Series D Preferred Stock
(or any portion thereof) into shares of Common Stock (the
"Conversion Price") shall be the lesser of (i) $6.00 (the
"Maximum Conversion Price") and (ii) the average of the two lowest Closing Prices (as defined below) of the Common Stock during the 30 consecutive trading days immediately preceding (but excluding) the Date of Conversion (as defined below) (the "Variable Conversion
Price"). The "Closing Price" with respect to the per-share price of Common Stock on any day means the last reported bid price regular way on NASDAQ Small Cap Market (or the NASDAQ National Market, the New York Stock
Exchange or American Stock Exchange in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets and exchanges, the "Approved Markets") or, if not quoted or listed or admitted to trading on any such Approved Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Corporation for that purpose. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of shares of the Series D Preferred Stock, the number of shares of Common Stock issuable upon conversion thereof shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion
Price, the Holder's calculation shall be deemed conclusive absent manifest error.

        The maximum number of shares of Common Stock
(the "Maximum Share Issuance") issuable upon conversion of all or any shares of the Series D Preferred Stock (including shares of Common Stock that (x) the Corporation elects to issue in payment of dividends as provided in Section 2 hereof and (y) the Holder elects to receive in the form of Common Stock, if any, pursuant to the Registration Rights Agreement (as from time to time amended, supplemented, restated or otherwise modified, the "Registration Rights Agreement"), dated as of the Initial Issuance Date, between the Corporation and the original purchaser of the Series D Preferred Stock) is 3,300,000 (subject to adjustment for stock splits, stock dividends, reclassification or other similar events). In the event there is more than one Holder of Series D Preferred Stock, the unused portion of the Maximum Share Issuance shall be allocated on a pro rata basis among the Holders based upon the aggregate outstanding shares of Series D Preferred
Stock.  As of the date on which the Maximum Share
Issuance has occurred in respect of a Holder's entire position of shares of the Series D Preferred Stock (and accordingly, such Holder is unable to convert its remaining Series D Preferred Stock into shares of Common Stock), the dividend rate payable on the remaining shares of the Series D Preferred Stock held by such Holder shall permanently increase to 15% per annum and shall be payable in arrears in cash on June 30 and December 31 of each year, to the extent payment in cash shall be lawful (regardless of whether the allocable Maximum Share
Issuance applicable to such Holder's shares of the Series D Preferred Stock subsequently increases as a result of conversions by other Holders or otherwise).

        Except as otherwise provided herein, the Holder shall be entitled to convert shares of the Series D Preferred
Stock into Common Stock as follows: (i) during calendar days 1 through 75 following the Initial Issuance Date, up to 25% of the Holder's original position in shares of the Series D Preferred Stock; (ii) during calendar days 76 through 150 following the Initial Issuance Date, an amount that, when added to that previously converted, does not exceed 50% of the Holder's original position in shares of the Series D Preferred Stock; (iii) during calendar days 151 through 225 following the Initial Issuance Date, an amount that, when added to that previously converted, does not exceed 75% of the Holder's original position in shares of the Series D Preferred Stock; and (iv) at any time on or after the 226th calendar day following the Initial Issuance Date, all the remaining outstanding shares of the Series D Preferred
Stock. In the event of any transfer of the Series D Preferred Stock prior to the 226th day following the Initial Issuance Date, the transferring Holder and the transferee shall agree (and notify the Corporation in writing) as to the limitation on their respective ability to convert shares of Series D Preferred Stock (giving effect to conversion which have already accrued) in order to effectuate the purpose of the foregoing sentence. The last date on which shares of the Series D Preferred Stock may be converted is three (3) business days prior to the Redemption Date. The foregoing limitation on conversion shall not apply to any conversion to the extent the Closing Price on the trading day immediately preceding the Date of Conversion is at least $10.00 per share (the "Minimum Release Price").

        Notwithstanding any other provision of this Section 4, as of any date prior to the Redemption Date, (i) the aggregate number of shares of Common Stock into which all shares of the Series D Preferred Stock (inclusive of shares of Common Stock issuable in payment of accrued dividends) and all other securities convertible into Common Stock held by a Holder and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the shares of the Series D Preferred Stock held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date. In addition, notwithstanding any other provision of this Section 4, during any consecutive 61-day period no Holder (together with its affiliates) may
(x) convert its Series D Preferred Stock into a number of shares of Common Stock exceeding 9.9% of the Corporation's issued and outstanding shares of Common
Stock as of the first day of such 61-day period or sell shares of Common Stock (whether acquired upon conversion of the Series D Preferred Stock or otherwise in excess of 9.9% of the Corporation's issued and outstanding shares of Common stock as of the first day of such 61-day period) (the "9.9% Limitation"). Notwithstanding any other provision of this Certificate of Designations, the foregoing limitations on conversion may not be waived, amended or modified. The Corporation shall have no obligation to monitor compliance with the foregoing limitations on conversion.

             (b)  Mechanics of Conversion.  To
convert shares of the Series D

Preferred Stock, the Holder
must (i) complete and sign a Notice of Conversion in form acceptable to the Corporation (the "Notice of Conversion") and deliver the Notice of Conversion to the Corporation as herein provided and (ii) prior to the date on which delivery of Common Stock is required to be made hereunder, (x) duly endorse and deliver to the Corporation the Series D Stock Certificate(s) representing the shares of the Series D Preferred Stock being converted and (y) pay any transfer or similar tax with respect to the delivery of such Series D Stock Certificate(s) if required. The Holder shall surrender such Series D Stock Certificate(s) and the Notice of Conversion to the Corporation (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Corporation of the facsimile of the Notice of Conversion, provided that such Series D Stock Certificate(s) are received by the Corporation within five (5) business days thereafter. The Corporation shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either such Series D Stock Certificate has been received by the Corporation or, if such Series D Stock Certificate(s) have been lost, stolen or destroyed, the Holder has executed and delivered to the Corporation an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the shares of the Series D Preferred Stock represented by such Series D Stock Certificate(s).

        If the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated
Securities Transfer ("FAST") program, the Corporation shall cause the Transfer Agent to transmit electronically the shares of Common Stock issuable to the Holder upon conversion of shares of the Series D Preferred Stock by crediting the account of the Holder's prime broker with DTC through DTC's Deposit Withdrawal Agent
Commission ("DWAC") system, within three (3) business days after delivery to the Corporation of the Holder's Series
D Stock Certificate(s). In the event the Holder otherwise elects in writing, however, the Corporation shall cause the Transfer Agent to issue and deliver (within such three (3) business day period) to the address of the Holder on the books of the Corporation, as contemplated by the purchase agreement pursuant to which the shares of the Series D Preferred Stock being converted were issued (the
"Securities Purchase Agreement"), or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. In the event the Corporation fails to complete such delivery as aforesaid, it shall be responsible for actual damages incurred by the Holder as a result thereof. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver the Series D Stock Certificate(s), duly endorsed, within five (5) business days after the Date of Conversion, if such Series D Certificate(s) are not received by the Corporation within ten (10) business days after the Date of Conversion, the Corporation may at its option elect, by written notice given to the Holder within fifteen (15) business days after the Date of Conversion, elect (A) to treat Notice of Conversion as null and void or
(B) to treat the Notice of Conversion as binding and require the Holder to deliver the applicable Series D Stock Certificate(s). In the event the Corporation elects to treat the Notice of Conversion as binding, the shares of Series D Preferred Stock with respect to which such Notice of Conversion was given shall thereafter no longer be deemed outstanding and the Holder thereof shall not be entitled to any voting or other rights attendant thereto, excepting only the right to receive, upon the delivery to the Corporation of the applicable Series D Stock Certificate(s), the share of Common Stock upon the conversion thereof as contemplated above.

        Following conversion of a share of the Series D Preferred Stock, such share will no longer be outstanding and may not be reissued. In the event of the conversion of less than all of the shares of the Series D Preferred Stock represented by a Series D Stock Certificate, the Corporation or its Transfer Agent will issue to the Holder a new stock certificate representing the number of shares of the Series D Preferred Stock not converted or shall endorse the Series D Stock Certificate to reflect such conversion.

             (c)  Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series D Preferred Stock and all other securities of the Corporation convertible or exchangeable into Common Stock.

             (d)  Adjustment to Fixed Conversion
Price, Variable Conversion Price, Maximum Share
Issuance, Minimum Trigger Price and Minimum Release
Price.

                  (i)  If, prior to the conversion of
all shares of the Series D Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price, if applicable, and the Variable Conversion Price (together, the "Conversion Prices") shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Conversion Prices shall be proportionately increased, in each case, such that a Holder will have the right to receive upon conversion of shares of the Series D Preferred Stock the number of shares of Common Stock (or other shares of capital stock) of the Corporation (notwithstanding the limitation set forth in the fourth paragraph of Section 4(a)) that such Holder would have been entitled to receive had the Holder converted such shares of the Series D Preferred Stock immediately prior to such action. The Maximum Share Issuance, the Minimum
Trigger Price (as defined in clause (iv) below) and the Minimum Release price shall likewise be proportionately adjusted upon any increase in the number of outstanding shares of Common Stock on account of any stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event or upon any decrease in number of outstanding shares of Common Stock on account of any combination or reclassification of shares or other similar event.

                  (ii) If, prior to the conversion of
all shares of the Series D Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the Corporation or the same or another class or classes of stock or securities of the Corporation or another entity, then the Holder shall thereafter have the right to receive upon conversion of shares of the Series D Preferred Stock, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of such shares of the Series D Preferred
Stock (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion
Price and of the number of shares issuable upon conversion of shares of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of shares of the Series D Preferred Stock.
The Corporation shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holder such shares of stock and/or securities as the Holder is entitled to receive upon conversion in accordance with the foregoing.

                  (iii)     In addition to the adjustments
set forth above, if the Corporation distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Conversion Prices shall be adjusted in such a manner as shall be agreed to by the Corporation and the Holders of a majority of the outstanding shares of Series D Preferred Stock as shall fairly preserve the economic rights and benefits of each Holder as contemplated by this Certificate of Designations.
In the event that within 15 days of any such event, the Corporation and such Holders do not reach an agreement as to the appropriate adjustment, the Corporation shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days, after the date of such event.

        No adjustment to the Conversion Prices pursuant to any of the events or circumstances set forth herein shall be made unless such adjustment shall be in an amount of at least five cents ($0.05); provided, however, that any adjustment that would otherwise be required to be made hereunder but for the fact that it is less than five cents
($0.05) shall be carried forward and made part of any subsequent adjustment that (a) when aggregated with prior adjustment(s) that have not been made because it was (or each of them was) less than five cents ($0.05) or (b) is in excess of five cents ($0.05).

                  (iv) In the event that, after the
        Initial Issuance Date, the Corporation shall (other than upon the exercise, exchange or conversion of any securities of the Corporation that are exercisable or exchangeable for, or convertible into, shares of Common Stock and that are outstanding as of the Initial Issuance Date (including, without limitation, the right granted to Stanley Tollman to convert deferred compensation into shares of Common Stock), upon the exercise of stock options granted under or pursuant to any stock option plan approved by shareholders of the Corporation, upon the conversion of any shares of Series D Preferred Stock or Parallel Preferred Stock (as defined in
        Section 11 below) or any shares of preferred stock issued by the Corporation prior to the Initial
        Issuance Date or upon the issuance of shares of Common Stock in lieu of cash dividends on any shares of preferred stock of the Corporation) at any time while any shares of the Series D Preferred
        Stock are outstanding (A) issue shares of Common
        Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the Initial Issuance Date (such Closing Price, the "Minimum Trigger Price") (B) issue options, rights or warrants to subscribe for or purchase Common Stock that provide for (upon the exercise thereof) the issuance of shares of Common Stock without consideration or at a price per share, which when added to the price or other consideration received for such options, rights or warrants, is less than the Minimum Trigger Price or
        (C) issue securities convertible into Common Stock having a conversion price less than the Minimum
        Trigger Price, the Conversion Prices to be in effect after the date of such issuance shall be adjusted by multiplying the Conversion Prices in effect immediately prior to the date of any such issuances referenced above by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common
        Stock that the aggregate offering price of the total number of shares of Common Stock so to be issued
        (or the aggregate issue price of the convertible securities so to be issued) would purchase at the Minimum Trigger Price and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such options, rights, warrants or convertible securities (or portions thereof) expire or are otherwise discharged or redeemed without being exercised or converted, any adjustment in the Conversion Prices on account of the issuance of the same shall be reversed.

                  (v)  Adjustments to the Maximum
        Conversion Price pursuant to this Section 4, subject to subsection (i) above and the last sentence of subsection (ii) above, shall be permanent. Adjustment to the Variable Conversion Price pursuant to this Section 4 shall be made only to the extent an event requiring adjustment occurs during the period that the Variable Conversion Price is required to be calculated to determine the Conversion Price by making adjustments to the applicable Closing Prices within such period.

                  (vi) If any adjustment under this
        Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

             (e)  Adjustments or Additions to Rights
Attendant to Series D Preferred Stock.   If at any time after
the Initial Issuance Date, the Corporation shall issue a class or series of preferred stock that is convertible into Common Stock at varying prices based upon the market price of the Common Stock at the time of conversion ("New Preferred Stock"), which new class or series contains terms which the Holder determines are more favorable than the terms of the Series D Preferred Stock, each Holder may elect to have all, but not less than all, of such terms replace the applicable provisions set forth herein. In the event such election is not made, the antidilution provisions of Section 4(d) shall apply. The Corporation shall advise each Holder of the terms of any New Preferred Stock within five (5) business days of the issuance thereof, and each Holder shall have thirty (30) business days after receipt of such notice to make such election; such election to be effective immediately upon notice by such Holder to the Corporation.

        Section 5.  Redemption Events.

        (a)  A "Redemption Event" occurs if:

             (1)  the Corporation defaults in effecting
        a conversion of shares of the Series D Preferred Stock in accordance with the provisions hereof (provided such default was (i) voluntarily caused or permitted by the Corporation, (ii) not due to some legal inability and (iii) otherwise within the Corporation's reasonable control) and such default continues for a period of 10 days; or

             (2)  the Corporation defaults in the
        payment of the stated value of or dividends on the Series D Preferred Stock when due (provided such default was

         (i) voluntarily caused or permitted by
        the Corporation, (ii) not due to some legal inability and (iii) otherwise within the Corporation's reasonable control) and any such default continues for a period of 10 days.

             (b)  If a Redemption Event occurs and is
continuing, the Holder of shares of the Series D Preferred
Stock may demand that the Corporation redeem its shares in cash at a price equal to 125% of (i) the stated value plus
(ii) dividends accumulated thereon until such date of redemption.

        Section 6.  Change of Control.

             A "Change of Control Transaction" shall
mean, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, (ii) a consolidation or merger of the Corporation with or into any other "Person" (as defined in the Exchange Act) (whether or not the Corporation is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Corporation immediately preceding the merger or consolidation continue to own greater than 50% of the voting power attributable to the capital stock of the surviving Person in such merger or consolidation that is normally entitled to vote in the election of directors, managers or trustees, as applicable) or, (iii) any Person or any "group" (as such term is used in Section 13(d) of the Exchange Act), becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power of the capital stock of the Corporation normally entitled to vote in the election of directors of the Corporation (other than (A) any Person or any such group that held such voting power as of the Initial Issuance Date or (B) any group that holds such voting power subsequent to the Initial Issuance Date, provided that the Persons that constitute such group include the Person or a majority of the members of, and at least
50% of the voting power held by, a group referenced in the foregoing clause (A)).

        Upon the notice or occurrence of, or announcement of the Corporation's intent (or a third party's or parties' intent in the case of Change of Control Transaction of the type set forth in clause (iii) of the definition of a Change of Control Transaction) to engage in, a Change of Control Transaction, then, the Series D Preferred Stock shall thereupon be convertible in full, notwithstanding any limitations set forth in Section 4 hereof other than the 9.9% Limitation; provided that the Holder's ability to convert the Series D Preferred Stock shall cease three (3) trading days prior to the consummation of a Change of Control
Transaction of the type set forth in clauses (i) and (ii) of the definition thereof. In addition, upon either the notice of, or the announcement of the Corporation's intent to engage in, a Change of Control Transaction (of the type set forth in clauses (i) and (ii) of the definition thereof), the Holder shall have the right, up to and including the third trading day prior to the date of effectiveness of such Change of Control Transaction, to elect to convert the Series D
Preferred Stock (subject to the 9.9% Limitation) into a number of shares equal to 125% of the amount into which such Series D Preferred Stock would otherwise be convertible, which conversion, in the case of such Change of Control Transaction, shall be conditioned upon and shall be effective immediately prior to consummation of such Change of Control Transaction. If the Holder does not make such an election, the outstanding shares of Series D Preferred Stock shall be deemed automatically converted into shares of Common Stock immediately prior to the consummation of such Change of Control Transaction, and the Holder shall receive the same consideration that a holder of Common Stock is entitled to receive in connection with such Change of Control Transaction as if it held shares of Common Stock as of such date.

        The Corporation shall promptly mail written notice to the Holder of either the occurrence of, or the announcement of the Corporation's intent to engage in, a Change of Control Transaction (with a copy sent by facsimile), but in any event such notice (other than, if applicable, in the case of a Change of Control Transaction of the type set forth in clause (iii) of the definition of a Change of Control Transaction) shall not be given less than twenty (20) days prior to the effective date of such Change of Control Transaction.

        Section 7.  Reacquired Shares.

             Any shares of the Series D Preferred Stock redeemed, purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of the Series D Preferred Stock and shall be retired promptly after the acquisition thereof. All such shares of the Series D Preferred Stock upon their retirement and the filing of any certificate required in connection therewith pursuant to the Delaware General Corporation
Law shall become authorized but unissued shares of Preferred Stock.

        Section 8.  Equality.

             All Holders of Series D Preferred Stock
shall be subject to the same terms and conditions as set forth herein. No Holders of Series D Preferred Stock shall be entitled to or receive terms that are more favorable than those given to any other Holder of Series D Preferred
Stock. In the event a Holder of Series D Preferred Stock is given by the Corporation or receives from the Corporation terms more favorable than those given by the Corporation or received from the Corporation by any other Holder of Series D Preferred Stock, then in such event all Holders of Series D Preferred Stock shall be given and entitled to those more favorable terms.

        Section 9.  Registered Holder.

             The Corporation may for all purposes treat the holder of shares of the Series D Preferred Stock registered on the books of the Corporation as the Holder, notwithstanding any notice or claim by any other Person with respect to any interest in such shares.

        Section 10.  Voting Rights.

             (a) Prior to conversion thereof, Holders of the Series D Preferred Stock shall not be entitled to any of the rights of a holder of Common Stock, including without limitation, the right to vote or to attend any meetings of common stockholders or any other proceedings of the Corporation and shall only be entitled to such voting rights as are provided by Delaware law and as set forth in clause
(b) below.

             (b)  So long as any shares of Series D
Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Series D Preferred Stock; (A) alter or change the rights, preferences or privileges of the Series D Preferred Stock; (B) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series D Preferred Stock; (C) create or issue any Senior Securities (except as provided in Section 11 below); (D) create or issue any Pari Passu Securities (as defined in Section 11 below) other than any additional series of preferred stock that has terms (other than the amount of the maximum conversion price) identical or substantially identical to the terms of the Series D Preferred Stock and the outstanding shares of which shall not have an aggregate stated value in excess of three million dollars ($3,000,000) and a maximum conversion price which is not set at a discount to the Closing Price of the Common Stock as the trading date immediately preceding the date of issuance thereof above the discount that the Maximum Conversion Price bears to the Closing Price on the trading day immediately preceding the Initial Issuance Date (such additional series of preferred stock, the "Parallel Preferred Stock"); (E) increase the authorized number of shares of Series D Preferred Stock;
(F) do any act or thing not authorized or contemplated by this Certificate of Designation that would result in any taxation with respect to the Series D Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal
Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof). Notwithstanding the foregoing, any Holder (and all of its, his or her successors and assigns) shall be bound by any waiver or other amendment, modification or other agreement set forth in writing and signed by such Holder or otherwise obtained in accordance with the immediately preceding sentence.

        Section 11.  Rank.

             All shares of the Series D Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created other than the Senior Preferred Stock, the Parallel Preferred Stock and any other series or class of capital stock of the Corporation (A) that has been consented to by the Holders of a majority of the outstanding shares of Series D Preferred Stock, and (B) that specially, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (the Common Stock and any other class or series of capital stock of the Corporation hereafter created (other than the Senior Preferred Stock and the Parallel Preferred Stock) that does not specifically, by its terms, rank senior to or pari passu with the Series D Preferred
Stock being hereinafter referred to collectively as "Junior Securities"); (iii) pari passu with the Parallel Preferred Stock and any other class or series of capital stock of the Corporation hereafter created (A) that has been consented to by the Holders of a majority of the outstanding shares of Series D Preferred Stock and (B) that, specifically by its terms, ranks on parity with the Series D Preferred Stock
(the "Pari Passu Securities"); and (iv) junior to the Corporation's Series B and Series C Preferred Stock, the
Senior Preferred Stock and any other class or series of capital stock of the Corporation hereafter created, (A) that has been consented to by the Holders of a majority of the outstanding shares of Series D Preferred Stock and (B) that specifically, by its terms, ranks senior to the Series D Preferred Stock (all of the foregoing, collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. In the event the Board of Directors of the Corporation, in order to raise funding or financing all or substantially all of the net proceeds of which are to be applied or used in the development of the proposed casino and related projects of the Corporation and/or its subsidiaries and other affiliates in the Monticello, New York region deems it in the best interests of the Corporation and its shareholders that the Corporation issue one or more series of preferred stock
(which shall not be convertible into Common Stock based on a variable market price) ranking senior to the Series D Preferred Stock, the Corporation shall be entitled to do so and the Holders of the Series D Preferred Stock, shall be deemed to have consented to the issuance of each such series and that such series shall rank senior to the Series D Preferred Stock (any such series of preferred stock, "Senior Preferred Stock").

Section 12.  Liquidation Preference.

             A.  LIQUIDATION OF THE
CORPORATION. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and, together with the Holders of Series D Preferred Stock, the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as hereinafter defined) with respect to each share of Series D Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

             B.   CERTAIN ACTS NOT A
LIQUIDATION. The purchase or redemption by the Corporation of stock of any class or series, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

             C.   DEFINITION OF LIQUIDATION
PREFERENCE. The "Liquidation Preference" with respect to a share of Series D Preferred Stock means an amount equal to the stated value thereof plus any other amounts that may be due from the Corporation with respect thereto pursuant to this Certificate of Designation, the Securities

Purchase Agreement or the Registration Rights Agreement.
The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof and, as applicable, any other agreements related thereto.

        Section 13.  Lost or Destroyed Certificates.

             If a Series D Stock Certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of such mutilated Series D Stock
Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Series D Stock Certificate, a new Series D
Stock Certificate for the Series D Stock Certificate so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Series D Stock Certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

        Section 14.  Certain Definitions.

             (a)  Business Day.   For purposes hereof,
the term "business day" shall mean any day on which banks are generally open for business in the City of New York.

             (b)  Trading Day.  For purposes hereof,
the term "trading day" shall mean any day on which the principal market on which the Common Stock is traded is open for business.

             (c)  Person.  For purposes hereof, the
term "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

         Section 15.  Waiver.

             Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the Series D Preferred
Stock. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations of the Series
D Preferred Stock.  Any waiver must be in writing.

        Section 16.  Unenforceable Provisions.

             If any provision of this Certificate of
Designations is invalid, illegal
or unenforceable, the
remaining provisions of thereof shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

        Section 17.   Copies of Agreements, Instruments,
Documents.

             Copies of any of the agreements,
instruments or other documents referred to in this Certificate of Designations shall be furnished to any Holder of Series D Preferred Stock upon written request to the Corporation at its principal place of business.

        Section 18.   Notices.

             All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to the Series D Preferred Stock shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below: (i) if to the Corporation, to: Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, Attention:
Thomas Aro, Secretary, Facsimile No.: (212) 750-5171 (or to such other address of which notice has been given as herein provided, with copies (which shall not constitute notice) to: Parker Duryee Rosoff & Haft, 529 Fifth
Avenue, New York, New York 10017, Attention:  Herbert
F. Kozlov, Esq., Facsimile No.: (212) 972-9487; and (ii) if to the Holder, to the address of the registered holder according to the books and records of the Corporation or its transfer agent. Notice shall be deemed given on the date so served, deposited for mailing, transmitted by hand delivery, telegram, telex or facsimile or delivered to a reputable air courier for delivery as contemplated above and shall be deemed received on the date so served, if served or transmitted by hand delivery, telegram, telex or facsimile, one business day after being so delivered to a reputable air courier for delivery as contemplated above or three business days after being so mailed as contemplated above.

        IN WITNESS WHEREOF, ALPHA
HOSPITALITY CORPORATION has caused this
Certificate of Designations to be executed by its Chairman and President and attested to by its Secretary this 7th day of February, 2000.


             ALPHA HOSPITALITY CORPORATION



         Stanley S. Tollman, Chairman and President


ATTEST:

Exhibit 4(f)







      REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION
RIGHTS AGREEMENT (this "Agreement"), dated as of
February 8, 2000, is entered into between Alpha
Hospitality Corporation, a Delaware corporation (the
"Company"), and                            , a bank organized under
the laws of                                      (the "Purchaser").

          WHEREAS, the Company and
the Purchaser have entered into that certain Securities
Purchase Agreement (the "Subscription Agreement"), dated as of the date hereof, pursuant to which the Company is issuing and selling to the Purchaser an aggregate of 4,000 shares (the "Preferred Shares") of the Company's
Series D Preferred Stock (the "Series D Shares"), which
Preferred Shares are convertible into such number of shares
(the "Shares") of Common Stock, $.01 par value per share
(the "Common Stock"), of the Company as may be determined pursuant to the Certificate of Designations establishing the Series D Shares (the "Series D
Designation"); and

          WHEREAS, pursuant to the
terms of, and in partial consideration for, the Purchaser's agreement to enter into the Subscription Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Conversion Shares (as defined below);

          NOW, THEREFORE, in
consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and in the Subscription Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

               ARTICLE I
              DEFINITIONS

          SECTION 1.1.  Definitions.
Capitalized terms used herein and defined in the Subscription Agreement shall have the same respective meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed to them below:

          "Purchaser" shall mean the
Purchaser referenced in the preamble, and, unless the context otherwise requires, shall include the Purchaser for so long as it owns any Registrable Securities and any assignee or transferee of the Preferred Shares or Registrable Securities to which the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and that is the registered holder of the Preferred Shares or the Registrable Securites, as the case may be.

          "Registrable Securities" means
all of the Shares and any other securities of the Company that are issued or issuable upon conversion of the Preferred Shares as provided in the Series D Designation (together, the "Conversion Shares") until (i) a registration statement under the Securities Act covering the offer and sale of the Conversion Shares has been declared effective by the Commission and the Conversion Shares have been disposed of pursuant to such effective registration statement, (ii) the Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) such Conversion Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for the Conversion Shares not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Purchaser, such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

          "Registration Statement" means
the registration statement filed by the Company pursuant to
Section 2.1(a) and any additional registration statement filed by the Company pursuant to Section 2.1(b).

          "Underwriter" means a securities
dealer that purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


               ARTICLE II
          REGISTRATION RIGHTS

          SECTION 2.1.  Registration
Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities
(including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Purchaser. Such best efforts by the Company shall include the following:

          (a) The Company will as
expeditiously as possible, and in no event later than thirty
(30) days from the date of this Agreement (the "Filing
Deadline"), prepare and file with the Commission a registration statement (the "Registration

Statement") on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the Commission and, if not, on such other form promulgated by the Commission for which the Company then qualifies and that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities), and use its commercially reasonable efforts to cause such filed
Registration Statement to become effective by the Effectiveness Deadline. The "Effectiveness Deadline" shall mean one hundred and twenty (120) days from the date of this Agreement; provided that such date shall be extended for such reasonable additional number of days
(not to exceed ninety(90) days) that the Company (i) delays the timely filing of a report previously filed under the Exchange Act containing financial statements (or that the Company requires in order to restate its financial statements included in a report filed under the Exchange
Act) or (ii) delays the filing or effectiveness of the Registration Statement in order to amend the disclosure included in the Registration Statement, as a result of the Company or any affiliate entering into a transaction (such as a merger or acquisition or disposition of a business) which transaction is required to be disclosed in the Registration Statement or which transaction necessitates the restatement or other modification of the financial statements contained therein, or the occurrence of any other event(s) or circumstance(s) that may require an amendment or modification of the Registration Statement (together
"Delaying Events"). The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than: (i) in the case of a non-underwritten offering of Registrable Securities, until there shall no longer be any Registrable Securities or (ii) with respect to an underwritten offering of Registrable Securities, ninety
(90) days after the commencement of the distribution of all Registrable Securities covered by the Registration
Statement (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule
174 thereunder, if applicable), and the Company will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Purchaser as set forth in the Registration Statement.

          (b) The number of Registrable
Securities covered by the initial Registration Statement shall equal 3,300,000 shares of Common Stock of the Company. In the event that in the future Registrable Securities shall consist of securities of the Company other than or in additional to the shares of Common Stock referenced in the preceding sentence, the Company shall as expeditiously as possible (and in no event more than twenty (20) days from the date of the event that results in such change) file a post-effective amendment to the Registration Statement (or, if necessary file or cause to be filed a new or additional registration statement) to reflect the registration of the offer and resale of such additional or other securities and use its commercially reasonable efforts to cause such post-effective amendment or new or additional registration statement to become effective within ninety (90) days from the date of the event that results in such change. In the event the filing of a new or additional Registration Statement is required, references herein to the registration statement shall also refer to such new or additional registration statement (except that for purposes of Section 2.1(a) above, the Filing Deadline and Effectiveness Deadline shall refer to the end of the fifteen
(15) and ninety (90) day periods referenced above).

          (c) The Company will, prior to
filing the Registration Statement or prospectus or any amendment or supplement thereto, furnish to the Purchaser, counsel to the Purchaser, and each Underwriter, if any, of the Registrable Securities covered by such Registration
Statement copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing persons (such approval not to be unreasonably withheld or delayed), and thereafter furnish to the Purchaser, its counsel and each Underwriter, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement
(including each preliminary prospectus) and such other documents or information as the Purchaser, its counsel or each Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (d) The Company will use its
reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Purchaser may reasonably (in light of its intended plan of distribution) request and (ii) if applicable, cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the fulfillment of its obligation under this paragraph (d),
(B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

          (e) The Company will promptly
notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration
Statement or the initiation
of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration
Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or the Company otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event the Company will promptly make available to the Purchaser any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

          (f) The Company will enter into
customary agreements (including, if applicable, an underwriting agreement in customary form and that is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities
(the Purchaser may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any applicable
Underwriter also be made to and for the benefit of the Purchaser).

          (g) The Company will make
available to the Purchaser (and will deliver to the Purchasers's counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by the Purchaser, any Underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other professional retained by the Purchaser or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary in the reasonable opinion of the

Inspectors to avoid or correct a misstatement or omission in the Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon written advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Company may require, as a condition to the disclosure to any Inspector of any confidential information, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such information as contemplated above. The Purchaser agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Purchaser further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will furnish to
the Purchaser and to each Underwriter, if any, a signed counterpart, addressed to the Purchaser and such Underwriter, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Purchaser or the managing Underwriter therefor reasonably requests. The Company agrees that, (x) upon effectiveness of the Registration Statement and (y) if requested by the Purchaser, upon the effectiveness of each amendment thereto subsequent to effectiveness of the Registration Statement, whether by the filing of a post-effective amendment thereto or the incorporation by reference of reports subsequently filed with the Commission, it will cause to be delivered to the Purchaser
(i) if applicable, a comfort letter in customary form from its independent public accountants and (ii) if applicable, an opinion of counsel to the Company, covering customary matters, including the absence of any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements contained in the Registration Statement and in the case of the related prospectus (as so amended), in light of circumstance in which they were made, not misleading.

          (i) The Company will comply
with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.


          (j) The Company will appoint a
transfer agent and registrar for all the  Registrable
Securities covered by the Registration Statement not later than the effective date of the Registration Statement.

          (k) The Company shall take all
steps necessary to enable the Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153
(or successor thereto) under the Securities Act, if available.

          (l) In connection with an
underwritten offering, the Company will cooperate, to the extent reasonably requested by the managing Underwriter for the offering or the Purchaser, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows" on a schedule as shall be reasonably satisfactory to, and not unduly burdensome on, the Company; provided that the Company shall not be obligated to participate in more than one such offering in any twelve (12)-month period and any such participation by the Company shall be at the expense of the managing Underwriter or the Purchaser unless the Company shall also be offering securities in such underwritten offering.

          The Company may require the
Purchaser promptly to furnish in writing to the Company such information regarding the intended methods of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission or similar authority. If the Purchaser fails to provide such information requested in connection with such registration within ten (10) business days after receiving such written request, then the Company may cease pursuit of such registration until such information is provided.

          The Purchaser agrees that, upon
receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e) hereof, the Purchaser will forthwith discontinue disposition of Registrable Securities pursuant to the Registration
Statement until the Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.1(e)(iv) hereof, and, if so directed by the Company, the Purchaser will deliver to the Company all copies, other than permanent file copies then in the Purchaser's possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.

          SECTION 2.2.  Registration
Expenses.   In connection with registration hereunder, the
Company shall pay the following registration expenses incurred in connection therewith (the "Registration
Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a single firm of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any (A) opinion letters or costs associated with delivery by counsel to the Company of an opinion letter or opinion letters or (B) comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, in each case required by or requested pursuant to Section 2.1(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses of a single firm of counsel of the Purchaser with respect to such registration (including without limitation its review of the Registration Statement and due diligence with respect thereto and related matters through the period that registration is required hereunder) as contemplated by the Subscription Agreement. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable
Securities, or the cost of any special audit required by the Purchaser, such costs to be borne by the Purchaser.


               ARTICLE III
         PAYMENTS BY THE COMPANY

          SECTION 3.1  Payments by
the Company. In the event the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline (or after the Registration Statement has been declared effective by the Commission, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 2.1(b) hereof) cannot be made pursuant to the Registration Statement (by reason of a stop order, the Company's failure to update the Registration Statement, the need to file and have declared effective a post-effective amendment or any other reason outside the control of the Purchaser), then the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 3.1 as partial relief for the damages to the Purchaser by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), provided that, in the event of a Delaying Event requires the filing of a post-effective amendment to the Registration Statement, no payment shall be required to the extent sales of Registrable Securities cannot be made pursuant to the Registration Statement for periods aggregating no more than ninety (90) days in any 365-day period. The Company shall pay to the Purchaser an amount equal to (i) (A) .01 times (B) the aggregate stated value of Preferred Shares held by the Purchaser (including, without limitation, Preferred Shares that have been converted into Registrable Securities then held by such Purchaser but excluding any Preferred Shares as to which the Registrable Securities received upon conversion have been sold) times (ii) the sum of: (A) the number of months (prorated per day for partial months) following the Filing Deadline that the Registration Statement is not filed pursuant to Section 2.1(a) or following the Effectiveness Deadline that the Registration Statement is not declared effective by the Commission, as the case may be, plus (B) the number of months (prorated per day for partial months) following the Effectiveness Deadline that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. Such amounts shall be paid in cash or, at the Purchaser's option, may be received (subject to the Maximum Share Issuance, as defined in the Series D Designation) in a number of shares of Common Stock as determined based upon the applicable Conversion Price (as defined in the Series D Designation) on each date that such payment is due. Any shares of Common Stock so issued shall constitute
Registrable Securities. If the Purchaser desires to receive the amounts due hereunder in shares of Common Stock, it shall so notify the Company in writing at least two (2) business days prior to the date on which such amounts are payable, and such shares of Common Stock shall be delivered on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within three (3) business days after the end of the period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within three (3) business days after the end of such thirty (30) day period.

               ARTICLE IV
    INDEMNIFICATION AND CONTRIBUTION

          SECTION 4.1.
Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling
Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim
(collectively, "Damages"), joint or several, and any action in respect thereof to which the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein
(in the case of any prospectus or preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Purchaser or an Underwriter expressly for use therein, and shall reimburse the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any reasonable legal and other expenses reasonably incurred by the Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings as such expenses are incurred; provided, however, that the Company shall not be liable to the Purchaser to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Damages arise, and
(ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; provided further, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus if (x) such untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise.
The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person or entity who controls such Underwriters on customary terms.

          SECTION 4.2.
Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling
Person, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information related to the Purchaser or its plan of distribution furnished in writing by the Purchaser or on the Purchaser's behalf expressly for use in any registration statement or prospectus relating to the Registrable
Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against the Purchaser, the Purchaser shall have the rights and duties given to the Company, and the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Purchasers by Section 4.1. The
Purchaser also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities with reference to the same information as to which it agrees to indemnify the Company referenced above, their officers and directors and each Person who controls such Underwriters on customary terms. The Company shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or the Registration Statement.

          SECTION 4.3.  Conduct of
Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified
Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified
Party shall fail to give such notice as provided in this
Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2.
If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying
Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified
Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the
Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying
Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys
(together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          SECTION 4.4.  Contribution.
If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Purchaser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and the Purchaser, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Purchaser, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering
(net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Purchaser bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus.
The relative fault of the Company and the Purchaser, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Purchaser or by the Underwriters. The relative fault of the Company, on the one hand, and of the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Purchaser
agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified
Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Purchaser shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Purchaser were offered to the public (less underwriting discounts and commissions) less the amount paid by the Purchaser to the Company for the Preferred
Shares exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.



               ARTICLE V
             MISCELLANEOUS

          SECTION 5.1.  Term.   The
registration rights provided to the holders of Registrable
Securities hereunder shall terminate on such date as there shall be no Registrable Securities; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

          SECTION 5.2.  Rule 144.  The
Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange
Act and that it will take such further action as registered holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the
exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or
regulation hereafter adopted by the Commission.    If at any
time the Company is not required to file such reports, it will, upon the reasonable request of any registered holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144, within the limitations of the exemption provided thereby. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements.

          SECTION 5.3.  Restrictions on
Sale by the Company and Others. If, and to the extent, reasonably requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, that includes Registrable Securities as contemplated by
Section 2.1, the Company shall use reasonable commercial efforts to cause its Affiliates to agree not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to, and during the period beginning on the effective date of the Registration Statement (except as part of the Registration Statement) until all of the Registrable Securities offered thereunder have been sold pursuant to such underwritten public offering, provided, however, that such period shall not exceed ninety (90) days.

          SECTION 5.4.  Amendment
and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the registered holders of a majority of the then outstanding Series D Shares (for the purposes of determining whether the consent of such holders have been obtained, the registered holder of Registrable Securities shall be deemed to hold the Series D Shares that were converted into such Registrable Securities).
Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of registered holders of Registrable Securities whose securities are being resold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being so resold; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

          SECTION 5.5.  Successors and
Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the benefits and right contemplated hereunder to be provided to any holder of Series D Shares or Registrable Securities shall be limited to the registered holder thereof. The Purchaser may assign its rights under this Agreement to any subsequent holder of Preferred Shares or Registrable Securities, provided that the Company shall have the right to require any such subsequent holder of Preferred Shares or Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Subscription Agreement and the Series D Designation sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions, agreements and understandings (written or oral) of any and every nature among them with respect to such subject matter.

          SECTION 5.6.  Separability.
In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          SECTION 5.7.  Notices.  All
notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, Attention: Thomas
Aro, Secretary, Facsimile No.: (212) 750-5171; with copies (which shall not constitute notice) to: Parker Duryee Rosoff
& Haft, 529 Fifth Avenue, New York, New York 10017,
Attention: Herbert Kozlov, Esq., Facsimile No.: (212) 972-9487; and (ii) if to the Purchaser:
Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

          SECTION 5.8.  GOVERNING
LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH
THE INTERNAL LAW OF THE STATE OF NEW
YORK, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          SECTION 5.9. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          SECTION 5.10.  Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

          SECTION 5.11.  Further
Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          SECTION 5.12.  Remedies.  In
the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.


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          IN WITNESS WHEREOF, the
parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                  ALPHA HOSPITALITY CORPORATION


             By:
                  Name:
                  Title:





             By:
                  Name:
                  Title: Authorized Signatory